UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020 (November 5, 2020)

Ocuphire Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37000 Grand River Avenue, Suite 120 Farmington Hills, MI		48335
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (248) 681-9815

Rexahn Pharmaceuticals, Inc. 15245 Shady Grove Road, Suite 455 Rockville, MD 20850
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OCUP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 5, 2020, Ocuphire Pharma, Inc., formerly known as Rexahn Pharmaceuticals, Inc. (the “Company”), completed its business combination with the private entity formerly known as Ocuphire Pharma, Inc. (“Ocuphire”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of June 17, 2020, as amended on June 29, 2020 (the “Merger Agreement”), by and among the Company, Ocuphire and Razor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other matters, Merger Sub merged with and into Ocuphire, with Ocuphire continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”).

Immediately after the Merger, there were approximately 7,091,878 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), outstanding (not including 3,749,992 Converted Additional Shares (as defined in Item 8.01 of this report) being held in escrow). The former stockholders and optionholders of Ocuphire (including the Investors, as defined in Item 8.01 of this report) owned, or held rights to acquire, in the aggregate approximately 86.6% of the fully-diluted Common Stock, which for these purposes is defined as the outstanding Common Stock, plus outstanding options of the Company, and not including any Converted Additional Shares (the “Fully-Diluted Common Stock”), with the Company’s stockholders immediately prior to the Merger owning approximately 13.4% of the Fully-Diluted Common Stock. Pursuant to the Merger Agreement, the number of shares of Common Stock issued to Ocuphire’s stockholders for each share of Ocuphire’s common stock outstanding immediately prior to the Merger was calculated using an exchange ratio (the “Exchange Ratio”) of approximately 1.0565 shares of Common Stock for each share of Ocuphire common stock. For a description of the Exchange Ratio formula, please refer to “The Merger—Merger Consideration and the Exchange Ratio” in the Company’s prospectus/definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 2, 2020 (the “Proxy Statement”), which description is incorporated herein by reference.

Contingent Value Rights Agreement

On November 5, 2020, in connection with the Merger, the Company, Shareholder Representatives Services LLC, as representative of the Company’s stockholders prior to the Merger, and Olde Monmouth Stock Transfer Co., Inc., as the rights agent, entered into a Contingent Value Rights Agreement (the “CVR Agreement”). For a description of the terms and conditions of the CVR Agreement, please refer to “Agreements Related to the Merger—Contingent Value Rights Agreement” in the Proxy Statement.

The description of the CVR Agreement is subject to and qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

Financing Lock-Up Agreements

On November 5, 2020, in connection with the Pre-Merger Financing (as defined in Item 8.01 of this report), the Company and Ocuphire entered into additional lock-up agreements (the “Financing Lock-Up Agreements”) with each officer, director or other person that will be subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Company immediately following the effectiveness of the Merger. For a description of the terms and conditions of the Financing Lock-Up Agreements, please refer to “Agreements Related to the Merger—Pre-Merger Financing—Financing Lock-Up Agreements” in the Proxy Statement, which description is incorporated herein by reference.

The description of the Financing Lock-Up Agreements is subject to and qualified in its entirety by reference to the Form of Financing Lock-Up Agreement, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Leak-Out Agreements

On November 5, 2020, in connection with the Pre-Merger Financing, each Investor entered into a leak-out agreement with the Company (collectively, the “Leak-Out Agreements”). For a description of the terms and conditions of the Leak-Out Agreements, please refer to “Agreements Related to the Merger—Pre-Merger Financing—Leak-Out Agreements” in the Proxy Statement, which description is incorporated herein by reference.

The description of the Leak-Out Agreements is subject to and qualified in its entirety by reference to the Form of Leak-Out Agreement, which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

On November 5, 2020, the Company issued a press release announcing the completion of the Merger, the Pre-Merger Financing, the Reverse Stock Split (as defined below) and the Name Change Amendment (as defined below). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Reverse Stock Split

On November 5, 2020, prior to completion of the Merger, the Company effected a 1-for-4 reverse stock split of its common stock (the “Reverse Stock Split”) and, also on November 5, 2020, following completion of the Merger, changed its name to “Ocuphire Pharma, Inc.”  Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Ocuphire, which is a clinical-stage ophthalmic biopharmaceutical company focused on developing and commercializing therapies for the treatment of several eye disorders, as further described in the Proxy Statement under the section titled “Ocuphire Business”.

Unless otherwise noted, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split.

Prior to the merger all of Ocuphire’s outstanding convertible notes were converted into Ocuphire common stock. Immediately prior to, and in connection with, the completion of the Merger, each share of Ocuphire common stock was converted into the right to receive shares of common stock of the Company equal to the Exchange Ratio (as defined below). Under the terms of the Merger Agreement, at the effective time of the Merger, the Company issued shares of its common stock to Ocuphire stockholders, based on a common stock exchange ratio of 1.0565 shares of Common Stock for each share of Ocuphire common stock (the “Exchange Ratio”) outstanding immediately prior to the Merger.  The Exchange Ratio was determined through arm’s-length negotiations between the Company and Ocuphire.  The Company also assumed all of the stock options to purchase Ocuphire common stock outstanding immediately prior to the Merger, with such stock options now representing the right to purchase a number of shares of Common Stock underlying such options.  The exercise prices of such options were also appropriately adjusted to reflect the Exchange Ratio and the Reverse Stock Split.  The assumed options will be governed by the terms of the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan (the “Ocuphire 2020 Plan”).

Immediately prior to, and in connection with, the completion of the Merger, each outstanding and unexercised option to purchase Common Stock granted pursuant to the Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan (as amended and restated, the “Rexahn 2013 Plan”) was accelerated in full. At the closing of the Merger, each option having an exercise price per share less than the Rexahn Closing Price (as defined in the Merger Agreement) was automatically exercised in full, and the optionholder is entitled to receive a number of shares of Common Stock calculated in accordance with the Merger Agreement. Following the closing of the Merger, each outstanding, unexercised and unvested option to purchase Common Stock granted under the Rexahn Pharmaceuticals Stock Option Plan, as amended (the “Rexahn 2003 Plan”, and together with the Rexahn 2013 Plan, the “Prior Plans”), remains outstanding in accordance with its terms, except for those options which were out-of-the-money as of the date of the Merger, which were terminated.

Following the closing of the Merger, each outstanding warrant to purchase shares of Common Stock remains outstanding according to its terms, and certain warrants are exchangeable at the option of the holder for cash in an amount equal to the Black-Scholes value of such warrant within thirty (30) days of the closing of the Merger, calculated in accordance with its terms. The number of shares of Common Stock underlying the warrants and the exercise prices for such warrants were appropriately adjusted to reflect the Reverse Stock Split.

Immediately following the Merger, there were approximately 7,091,878 shares of Common Stock outstanding (not including 3,749,992 Converted Additional Shares being held in escrow), options to purchase 1,242,373 shares of Common Stock outstanding and warrants to purchase 231,433 shares of Common Stock outstanding, in each case, subject to the rounding down of fractional shares as a result of the Reverse Stock Split or the application of the Exchange Ratio.

The shares of Common Stock issued to the former stockholders of Ocuphire were registered with the SEC on the Company’s Registration Statement on Form S-4, as amended (File No. 333-239702), which was declared effective by the SEC on October 2, 2020.

The shares of Common Stock listed on The Nasdaq Capital Market, previously trading through the close of market on Thursday, November 5, 2020 under the ticker symbol “REXN,” commenced trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “OCUP,” on Friday, November 6, 2020.  The Common Stock is represented by a new CUSIP number, 67577R 102.

The foregoing description of the Merger Agreement and the amendment thereto is qualified in its entirety by reference to the Merger Agreement and the amendment thereto, which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on Tuesday, November 3, 2020, at the special meeting of the Company’s stockholders held on November 2, 2020 (the “Special Meeting”), the Company’s stockholders approved (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to effect the Reverse Stock Split (the “Stock Split Amendment”), and (ii)  an amendment to the Certificate of Incorporation to change the Company’s name from “Rexahn Pharmaceuticals, Inc.” to “Ocuphire Pharma, Inc.” (the “Name Change Amendment”).

On November 4, 2020, the Board approved the 1-for-4 reverse stock split ratio reflected in the Stock Split Amendment. On November 5, 2020, the Company filed the Stock Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, effective as of 4:01 p.m. Eastern Time on November 5, 2020.  On November 5, 2020, the Company filed the Name Change Amendment with the Secretary of State of the State of Delaware, effective as of 4:03 p.m. November 5, 2020.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock immediately prior to the Reverse Stock Split was reduced to a smaller number of shares, such that every four (4) shares of Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one (1) share of Common Stock.

No fractional shares were issued in connection with the Reverse Stock Split.  Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment in an amount determined by multiplying the fraction to which the holder would otherwise be entitled by the closing price of the Common Stock on the Nasdaq Capital Market on November 5, 2020 (as adjusted to give effect to the Reverse Stock Split), rounded up to the nearest whole cent.

In accordance with the Stock Split Amendment, no corresponding adjustment was made with respect to the Company’s authorized common stock. The Reverse Stock Split has no effect on the par value of the Common Stock or authorized shares of Common Stock. Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, other than as a result of the rounding to eliminate fractional shares, as described in the preceding paragraph. The rights and privileges of the holders of shares of common stock will be unaffected by the Reverse Stock Split.

The foregoing descriptions of the Stock Split Amendment and the Name Change Amendment are subject to and qualified in their entirety by reference to the Stock Split Amendment and the Name Change Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 4.01.	Change in Registrant’s Certifying Accountant.

For accounting purposes, the Merger is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Ocuphire, which have been audited by Ernst & Young, LLP (“E&Y”), will become the historical financial statements of the Company. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

The Company expects the Audit Committee of Board to approve the dismissal of Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm and to engage E&Y as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2020, which will reflect Ocuphire as the accounting acquirer.

The reports of Baker Tilly on the Company’s financial statements for each of the two fiscal years ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2019 and December 31, 2018 and the interim period between December 31, 2019 and the date of this report, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreement in its reports.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2019 and December 31, 2018 and the interim period between December 31, 2019 and the date of this report, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and related instructions).

The Company delivered a copy of this Current Report on Form 8-K to Baker Tilly on November 5, 2020 and requested a letter addressed to the SEC stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. A copy of Baker Tilly’s letter dated November 5, 2020 is attached as Exhibit 16.1 hereto.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Board and executive officers following the Merger are incorporated by reference into this Item 5.01.

Pursuant to the Merger Agreement, all of the directors of the Company prior to the Merger other than Mr. Richard J. Rodgers (Douglas Swirsky, Peter Brandt, Charles Beever, Kwang Soo Cheong, Gil Price and Lara Sullivan), resigned from the Company’s board of directors (the “Board”) and any respective committees to which they belonged, immediately prior to the effective time of the Merger. The Board then appointed, effective as of the effective time of the Merger, six designees selected by Ocuphire.

Effective as of the effective time of the Merger, the Board appointed Mina Sooch, Sean Ainsworth, James S. Manuso, Cam Gallagher, Alan R. Meyer and Susan K. Benton to the Board. Richard J. Rodgers remained on the Board as Rexahn Pharmaceuticals, Inc.’s designee pursuant to the Merger Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, on November 5, 2020, in connection with the closing of the Merger, Douglas Swirsky, Peter Brandt, Charles Beever, Kwang Soo Cheong, Gil Price and Lara Sullivan resigned from the Board and any committees of the Board on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Mr. Gallagher was appointed Chair of the Board, Ms. Sooch was appointed as Vice Chair of the Board and Mr. Ainsworth was appointed as Lead Independent Director. Dr. Manuso and Messrs. Ainsworth and Rodgers were appointed to the Company’s Audit Committee (with Mr. Rodgers serving as chair of the committee and audit committee financial expert); Messrs. Ainsworth, Gallagher and Rodgers were appointed to the Company’s Compensation Committee (with Mr. Ainsworth serving as chair of the committee); and Messrs. Manuso and Gallagher and Ms. Benton were appointed to the Company’s Nominating and Corporate Governance Committee (with Mr. Manuso serving as chair of the committee). Each of the directors will also enter into an indemnity agreement with the Company. For additional information regarding the indemnity agreements between the Company and each of its directors, please refer to the form of indemnity agreement filed herewith as Exhibit 10.8.

Biographical information for the newly appointed directors and disclosure regarding related party transactions involving Ocuphire and the newly appointed directors are included in the Proxy Statement and incorporated herein by reference.

Director Compensation

In connection with the Merger, the Board approved a new director compensation policy (the “Compensation Policy”) for its non-employee directors. Other than reimbursement for reasonable expenses incurred in connection with attending Board and committee meetings, the Compensation Policy provides for the following cash compensation:

•	each non-employee director is entitled to receive an annual fee from us of $40,000;
•	the chair of the Board will receive an additional annual fee of $35,000;
•	the chair of our audit committee will receive an annual fee from us of $15,000;
•	the chair of our compensation committee will receive an annual fee from us of $10,000;
•	the chair of our nominating and corporate governance committee will receive an annual fee from the Company of $8,000; and
•
each non-chairperson member of the audit committee, the compensation committee and the nominating and corporate governance committee will receive annual fees from us of $7,500, $5,000 and $4,000, respectively.

Each non-employee director that joins the Board receives an initial option grant to purchase 40,000 shares of Company common stock, which shall vest in a series of three successive equal annual installments over the three-year period measured from the date of grant. Each non-employee director also receives an annual option grant to purchase 20,000 shares of Company common stock, which shall vest 100% upon the earlier of the one-year anniversary of the grant date or the next annual stockholder meeting. Upon a change in control, as defined in the Company’s equity incentive plan, 100% of the shares underlying these options shall become vested and exercisable immediately prior to such change in control.

The description of the Compensation Policy is subject to and qualified in its entirety by reference to the Compensation Policy, a copy of which is attached as Exhibit 10.9 hereto and incorporated herein by reference.

Executive Officers

In accordance with the Merger Agreement, on November 5, 2020, the employment of the Company’s Chief Executive Officer and President, Mr. Douglas Swirsky terminated immediately following the effectiveness of the Merger. Following the termination of his employment and execution of a general release of claims, pursuant to his employment agreement, Mr. Swirsky received a lump sum cash payment in an amount equal to $1,180,398.

The Board has appointed Mina Sooch as the Company’s President, Chief Executive Officer and Treasurer, and Bernhard Hoffmann as the Company’s Vice President of Corporate Development and Finance and Secretary, in each case, effective November 6, 2020. Each of Ms. Sooch and Mr. Hoffmann will enter into an indemnity agreement with the Company, a form of which is attached hereto as Exhibit 10.8.  There are no family relationships among any of the Company’s directors and executive officers. Ms. Sooch will serve as the Company’s principal executive officer and Mr. Hoffmann will serve as the Company’s principal financial and accounting officer.

Biographical information for the newly appointed directors and disclosure regarding related party transactions involving Ocuphire and the newly appointed directors are included in the Proxy Statement and incorporated herein by reference.

Ms. Mina Sooch. In June 2020, Ocuphire and Ms. Sooch entered into a new employment agreement (the “Sooch Employment Agreement”) to be effective upon the closing of the Merger. The Sooch Employment Agreement provides for the employment of Ms. Sooch as the Company’s President and Chief Executive Officer. Ms. Sooch will also be eligible to receive a stock option grant at the conclusion of each fiscal year based upon performance criteria as determined by the Company’s Compensation Committee at the beginning of each fiscal year and to participate in the Company’s employee benefit plans in effect for similarly situated employees.

Mr. Bernhard Hoffmann. In June 2020, Ocuphire and Mr. Hoffmann entered into a new employment agreement (the “Hoffmann Employment Agreement”) to be effective upon the closing of the Merger. The Hoffmann Employment Agreement provides for the employment of Mr. Hoffmann as the Company’s Vice President of Corporate Development and Finance. Mr. Hoffmann will also be eligible to receive a stock option grant at the conclusion of each fiscal year based upon performance criteria as determined by the Company’s Compensation Committee at the beginning of each fiscal year and to participate in the Company’s employee benefit plans in effect for similarly situated employees.

The foregoing description is not complete and is qualified in its entirety by reference to the Sooch Employment and the Hoffmann Employment Agreement, copies of which are attached hereto as Exhibit 10.6 and Exhibit 10.7, respectively.

Ocuphire 2020 Plan

At the Special Meeting, the stockholders of the Company approved the Ocuphire 2020 Plan. The Ocuphire 2020 Plan had previously been approved by the Board, subject to stockholder approval. The Ocuphire 2020 Plan became effective on November 5, 2020.  Under the Ocuphire 2020 Plan, (i) 1,000,000 new shares of Common Stock are reserved for issuance and (ii) up to 1,063,246 additional shares of Common Stock may be issued, consisting of (A) shares that remain available for the issuance of awards under the Prior Plans and (B) shares of common stock subject to outstanding stock options or other awards covered by the Prior Plans that have been cancelled or expire on or after the date that the Ocuphire 2020 Plan becomes effective.

For a description of the Ocuphire 2020 Plan, please refer to “Proposal No. 4: Approval of the Adoption of the Ocuphire 2020 Plan” in the Proxy Statement, which information is incorporated herein by reference. The description of the Ocuphire 2020 Plan is subject to and qualified in its entirety by reference to the Ocuphire 2020 Plan, which is attached as Exhibit 10.5 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2020, the Board adopted the Second Amended and Restated Bylaws (the “A&R Bylaws”) substantially in the form attached hereto as Exhibit 3.3. The A&R Bylaws were adopted in order to implement provisions deemed by the Board to be in the best interests of the Company and its stockholders. The A&R Bylaws clarify certain corporate procedures and make certain other enhancements and technical changes with respect to procedures relating to annual and special stockholders meetings, other stockholder actions and Board actions.

The changes effected by the A&R Bylaws include, without limitation, the following:

•	updating the advance notice provisions for director nominations and stockholder proposals at stockholder meetings;
•	clarifying the procedures for filling Board vacancies;
•	eliminating the ability of the Company’s stockholders to act by written consent; and
•	adding a provision describing the role of the lead independent director.

The foregoing description of the Bylaws is subject to and qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.3, and incorporated herein by reference.

Item 5.05	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 5, 2020, in connection with the consummation of the Merger, the Board adopted a new Code of Business Conduct and Ethics (the “Code of Conduct”) which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Conduct, among other things, enhances the description of the policies and regulations pertaining to conflicts of interest, insider trading, confidentiality, honest and ethical conduct and fair dealing, gifts and gratuities, accuracy of books and records and public reports and concerns regarding accounting and auditing matters.  The Code of Conduct also describes the procedures for waivers of the Code of Conduct and for reporting suspected violations of the Code.

The foregoing description of the Code of Conduct is subject to and qualified in its entirety by reference to the Code of Conduct, a copy of which is attached hereto as Exhibit 14.1, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 6, 2020, the Company posted an updated corporate presentation to its website at https://ir.ocuphire.com/presentations, which the Company may use from time to time in communications or conferences. A copy of the corporate presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and in the investor presentation attached hereto as Exhibit 99.2, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information set forth in this Item 7.01, including Exhibit 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 8.01	Other Events.

Pre-Merger Financing

On November 5, 2020, the Company and Ocuphire completed a previously announced private placement transaction with certain accredited investors (the “Investors”) for an aggregate purchase price of approximately $21,150,000 (the “Pre-Merger Financing”), whereby immediately prior to the closing of the Merger, among other things, the Company issued to the Investors shares of Ocuphire common stock to be exchanged for shares of Common Stock following the closing of the Merger, pursuant to the Amended and Restated Securities Purchase Agreement, dated June 29, 2020, among the Company, Ocuphire and the Investors (the “Securities Purchase Agreement”).

At the closing of the Pre-Merger Financing, (i) Ocuphire issued to the Investors shares of Ocuphire common stock (the “Initial Shares” and, as converted pursuant to the Exchange Ratio in the Merger into the right to receive approximately 1,249,996 shares of common stock, the “Converted Initial Shares”) and (ii) Ocuphire deposited into an escrow account three times the number of Initial Shares of Ocuphire common stock (the “Additional Shares”, and, as converted pursuant to the Exchange Ratio in the Merger into the right to receive approximately 3,749,992 shares of Common Stock, the “Converted Additional Shares”) for the benefit of the Investors if 85% of the average of the five lowest volume-weighted average trading prices of a share of Common Stock as quoted on the Nasdaq Capital Market during the first ten trading days (or such shorter period elected by an Investor) immediately following the closing date of the Pre-Merger Financing is lower than the effective price per share paid by the Investors for the Converted Initial Shares.

In addition, under the Securities Purchase Agreement, the Company has agreed to issue on the tenth trading day following the consummation of the Merger (i) Series A Warrants to purchase Common Stock (the “Series A Warrants”) and (ii) Series B Warrants to purchase Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Investor Warrants”).

For a description of the terms and conditions of the Pre-Merger Financing, including the Investor Warrants, please refer to “Agreements Related to the Merger—Pre-Merger Financing” in the Proxy Statement, which description is incorporated herein by reference. The description of the Investor Warrants is subject to and qualified in its entirety by reference to the form of Investor Warrants, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.

Reference is made to the Proxy Statement, which included the audited financial statements of Ocuphire as of and for the years ended December 31, 2019 and 2018, which are incorporated herein by reference in satisfaction of the Item 9.01(a) requirements for such information pursuant to General Instruction B.3 of Form 8-K.

The unaudited interim financial statements of Ocuphire, including Ocuphire’s unaudited condensed consolidated balance sheet as of September 30, 2020, Ocuphire’s condensed consolidated balance sheet derived from audited financial statements as of December 31, 2019, unaudited condensed consolidated statements of operations for the nine months ended September 30, 2020 and 2030, unaudited condensed consolidated statements of cash flows for the nine months ended September 30, 2020 and 2019 and the notes related thereto will be filed by amendment not later than 71 calendar days after the date this report is required to be filed.

(b)          Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company, including the unaudited pro forma condensed combined balance sheet as of September 30, 2020, the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the notes related thereto will be filed by amendment not later than 71 calendar days after the date this report is required to be filed.

(d)          Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of June 17, 2020, by and among Rexahn, Merger Sub and Ocuphire (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2020).

2.2
First Amendment to Agreement and Plan of Merger and Reorganization, dated as of June 29, 2020, by and among Rexahn, Merger Sub and Ocuphire (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on July 1, 2020).

3.1	Certificate of Amendment (Reverse Stock Split) to the Certificate of Incorporation of the Company.

3.2	Certificate of Amendment (Name Change) to the Certificate of Incorporation of the Company.

3.3	Second Amended and Restated Bylaws of the Company.

4.1	Form of Series A/B Warrants (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on July 1, 2020).

10.1*
Amended and Restated Securities Purchase Agreement, dated as of June 29, 2020, by and among the Company, Ocuphire and the investors party thereto (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on July 1, 2020).

10.2
Form of Financing Lock-Up Agreement, by and among Rexahn, Ocuphire, and the investors party thereto (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on July 1, 2020).

10.3
Form of Leak-Out Agreement, by and between Rexahn and the investors party thereto (incorporated by reference from Exhibit 10.3 to the Company’s Current Report on Form 8-K, as filed with the SEC on July 1, 2020).

10.4*	Contingent Value Rights Agreement, dated as of November 5, 2020, by and among the Company, Shareholder Representative Services LLC and the Olde Monmouth Stock Transfer Co., Inc.

10.5+
Ocuphire Pharma, Inc. 2020 Omnibus Equity Incentive Plan (incorporated by reference from Annex D to the Company’s proxy statement/prospectus/information statement filed with the SEC on September 30, 2020).

10.6+
Amended and Restated Employment Agreement by and between Ocuphire Pharma, Inc. and Mina Sooch, to be effective as of the Closing (incorporated by reference from Exhibit 10.27 to the Company’s proxy statement/prospectus/information statement filed with the SEC on September 30, 2020).

10.7+
Amended and Restated Employment Agreement by and between Ocuphire Pharma, Inc. and Bernhard Hoffmann, to be effective as of the Closing (incorporated by reference from Exhibit 10.29 to the Company’s proxy statement/prospectus/information statement filed with the SEC on September 30, 2020).

10.8+	Form of Indemnity Agreement between the Company and each of its directors and executive officers.

10.9+	Non-Employee Director Compensation Policy of the Company.

14.1	Code of Business Conduct and Ethics of the Company.

16.1	Letter from Baker Tilly.

99.1	Press Release dated November 5, 2020.

99.2	Ocuphire Corporate Presentation.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
+	Management contract or compensatory plans or arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCUPHIRE PHARMA, INC.

Date: November 6, 2020	By:	/s/ Mina Sooch
Mina Sooch
President and Chief Executive Officer